EXHIBIT-21.1

            SUBSIDIARIES OF REGISTRANT

EXHIBIT 21.1

SUBSIDIARIES OF MIRANT CORPORATION

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.

Name of Company	Jurisdiction of Organization

Mirant Corporation	Delaware
MC Asset Recovery, LLC	Delaware
Mirant Capital, Inc.	Delaware
Mirant Fund 2001, LLC	Delaware
(93.46% - Mirant Capital, Inc.; 6.54% - Third party)
Cheng Power Systems, Inc	California
(6.4% - Mirant Fund 2001, LLC; 93.6% - Third parties)
Phonex Broadband Corp.	Utah
(7.9% - Mirant Fund 2001, LLC; 92.1% Third parties)
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant Services, LLC	Delaware
Mirant (Bermuda), LTD	Bermuda
Mirant Trust I	Delaware
Mirant Americas, Inc	Delaware
Mint Farm Generation, LLC	Delaware
Mirant Americas Procurement, Inc	Delaware
Mirant Birchwood, Inc.	Delaware
Mirant Chalk Point Development, LLC	Delaware
Mirant Dickerson Development, LLC	Delaware
Mirant Las Vegas, LLC	Delaware
Mirant Nevada Wellcom, LLC	Delaware
Wellcom, LLC	Nevada
(50% - Mirant Nevada Wellcom, LLC; 50% - Third party)
Mirant Portage County, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Coyote Springs 2, LLC	Delaware
(50% - Mirant Power Purchase, LLC; 50% - Third party)
Mirant Sugar Creek, LLC	Indiana
Mirant Wichita Falls Investments, LLC	Delaware
Mirant Wichita Falls Management, LLC	Delaware
Mirant Wichita Falls, LP	Delaware
(1% - Mirant Wichita Falls Management, LLC; 99% - Mirant Wichita Falls Investments, LLC)
Mirant Wrightsville Investments, Inc	Delaware
Mirant Wrightsville Management, Inc.	Delaware
Wrightsville Power Facility, L.L.C.	Delaware
(1% - Mirant Wrightsville Management, Inc.; 50% - Mirant Wrightsville Investments, Inc.;
49% - Third party)
Wrightsville Development and Funding, L.L.C.	Delaware
(1% - Mirant Wrightsville Management, Inc.; 50% - Mirant Wrightsville Investments, Inc.;
49% - Third party)
Mirant Wyandotte, LLC	Delaware
Shady Hills Power Company, L.L.C.	Delaware
West Georgia Generating Company, L.L.C.	Delaware
Mirant Americas Generation, LLC	Delaware
Mirant North America, LLC	Delaware
MNA Finance Corp	Delaware
Mirant Energy Trading, LLC	Delaware
Mirant California, LLC	Delaware

Mirant Delta, LLC	Delaware
Mirant Potrero, LLC	Delaware
Mirant Canal, LLC	Delaware
Mirant Kendall, LLC	Delaware
Mirant New York, Inc	Delaware
Mirant Bowline, LLC	Delaware
Mirant Lovett, LLC	Delaware
Mirant NY-Gen, LLC	Delaware
Hudson Valley Gas Corporation	New York
Mirant Mid-Atlantic, LLC	Delaware
Mirant Chalk Point, LLC	Delaware
Mirant Potomac River, LLC	Delaware
Mirant Piney Point, LLC	Delaware
Mirant MD Ash Management, LLC	Delaware
Mirant Special Procurement, Inc.	Delaware
Mirant Texas Management, LLC	Delaware
Mirant Texas, LP	Delaware
(1% - Mirant Texas Management, LLC; 99% - Mirant North America, LLC)
MLW Development, LLC	Delaware
(1% - Mirant Texas Management, LLC; 99% - Mirant North America, LLC)
Mirant Zeeland, LLC	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Asia-Pacific Ventures, Inc.	Delaware
Mirant Asia-Pacific Holdings, Inc.	Delaware
Mirant Asia-Pacific Limited	Bermuda
(90% - Mirant Asia-Pacific Ventures, Inc.; 10% - Mirant Asia-Pacific Holdings, Inc.)
MAP Navotas I Limited	Hong Kong
Navotas II Holdings (BVI) Corp.	British Virgin Islands
MAP Mobile Power Systems (BVI) Corporation	British Virgin Islands
MAP Pagbilao Limited	Hong Kong
MAP Pangasinan Limited	British Virgin Islands
Mirant Sual Investments Corporation	Philippines
Mirant (Philippines) Corporation	Philippines
(40.27% - MAP Pagbilao Limited; 4.33% - MAP Mobile Power Systems (BVI) Corporation;
4.10% - Navotas II Holdings (BVI) Corp.; 2.55% - MAP Navotas I Limited;
48.75% - MAP Pangasinan Limited)
Mirant Pagbilao Corporation	Philippines
Mirant (Philippines) Energy Corporation	Philippines
Mirant (Philippines) Services Corporation	Philippines
Mirant (Philippines) Rural Power Corporation	Philippines
Mirant Philippines Industrial Power II Corporation	Philippines
Subic EnerZone Corporation	Philippines
(20% - Mirant Philippines Industrial Power II Corporation; 80% - Third parties)
LISP III Power Corporation	Philippines
(40% - Mirant (Philippines) Energy Corporation; 60% - Third party)
Mirant Sual Corporation	Philippines
(69.34% - Mirant (Philippines) Corporation; 30.66% - Mirant Sual Investments Corporation
Mirant (Philippines) Resources and Development Corporation	Philippines
(40% - Mirant (Philippines) Corporation;
60% - Metropolitan Bank and Trust Company — Trust Banking Group,
as Trustee of Mirant (Philippines) Corporation Retirement Fund)
Mirant Philippines Industrial Power Corporation	Philippines
Mirant (Philippines) Project Holdings Corporation	Philippines

Mirant Ilijan Investments Ltd. Partnership	Philippines
(50% - Mirant Asia-Pacific Limited; 50% - Mirant (Philippines) Project Holdings Corporation)
Mirant Diamond Holding Corporation	Philippines
(48.79% - Mirant Ilijan Investments Ltd. Partnership; 51.21% - Third party)
KEPCO Ilijan Corporation	Philippines
(41% voting - Mirant Diamond Holding Corporation; 59% voting - Third parties)
MAP Nominee Services Limited	British Virgin Islands
Mirant Asia-Pacific Operations (Hong Kong) Limited	Hong Kong
Mirant (Philippines) Operations Corporation	Philippines
Mirant Asia-Pacific Singapore Pte Limited	Singapore
Mirant Luxembourg Investments S.à r.l.	Luxembourg
Mirant Sweden International AB (publ)	Sweden
Mirant AP Investments Limited	British Virgin Islands
Mirant Navotas Corporation	Philippines
Mirant (Navotas II) Corporation	Philippines
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Sual Construction Corporation	Philippines
MAP Thailand (BVI) Limited	British Virgin Islands
MAP International Finance Corporation	British Virgin Islands
MAP Financial Services Limited	British Virgin Islands
MAP Guangdong (BVI) Limited	British Virgin Islands
Mirant Guangdong (Shajiao C) Limited	British Virgin Islands
Stenus Limited	Jersey
Laito Company Limited	Hong Kong
MAP Project Management and Engineering (BVI) Limited	British Virgin Islands
Mirant Development UK Limited (in liquidation)	England & Wales
Mirant Holdings Netherlands, Inc.	Delaware
Mirant Deutschland GmbH (in liquidation)	Germany
Mirant Investments UK Limited (in liquidation)	England & Wales
Mirant do Brasil Ltda.	Brazil
(99.99% - Mirant International Investments, Inc.; .01% - Mirant Services, LLC)
Mirant Caribbean Holdings, Ltd.	Cayman Islands
Mirant Americas Holdings, LLC	Delaware
Mirant West Indies Investments, Ltd.	British Virgin Islands
Mirant (British Virgin Islands) II Investments, Ltd.	British Virgin Islands
Mirant JPSCO II Investments, Limited	Jamaica
Mirant JPSCO I Investments, Limited	Jamaica
Mirant (British Virgin Islands) I Investments, Ltd.	British Virgin Islands
Mirant JPSCO Finance Ltd.	British Virgin Islands
Mirant JPSCO (Barbados) SRL	Barbados
Jamaica Public Service Company Limited	Jamaica
(80% - Mirant JPSCO (Barbados) SRL; 20% - Third party)
Mirant Bahamas Investments Limited	Bahamas
Mirant Grand Bahama Limited	Bahamas
ICD Utilities Limited	Bahamas
(10.776% - Mirant Grand Bahama Limited; 89.224% - Third parties)
Grand Bahama Power Company Limited	Bahamas
(50% - Mirant Grand Bahama Limited; 50% - ICD Utilities Limited)
Mirant Curacao Investments, Ltd.	British Virgin Islands
Curacao Utilities Operating Company N.V.	Netherlands Antilles
Curacao Energy Company, Ltd.	Cayman Islands
(50% - Mirant Curacao Investments, Ltd.; 50% - Third party)
CUC Holdings, N.V	Netherlands Antilles
(51% - Curacao Energy Company, Ltd.; 49% - Integrated Utility Holdings Company, N.V.)
Curacao Utilities Company N.V.	Netherlands Antilles
Integrated Utility Holdings Company, N.V.	Netherlands Antilles

(33.3% - Mirant Curacao Investments, Ltd.; 66.6% - Third party)
Mirant Caribbean Services, LLC	Delaware
Mirant JPSCO Development Services, LLC	Delaware
Mirant Trinidad Investments, LLC	Delaware
Power Generation Company Trinidad and Tobago Limited	Trinidad and Tobago
(39% - Mirant Trinidad Investments, LLC; 61% - Third parties)